MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (hereinafter referred to as the “Agreement”) is made and entered into on this 30th day of May 2023 by and among FAVO Group LLC, a Delaware limited liability company (hereinafter referred to as the “Company”), Vincent Napolitano and Shaun Quin, individuals (hereinafter referred to collectively as the "Members" of the Company) and FAVO Capital, Inc., a Nevada corporation (hereinafter referred to as "Buyer").

W I T N E S S E T H:

WHEREAS, Members own all of the membership interest in the Company;

WHEREAS, Buyer desires to purchase one hundred percent (100%) of the membership interest of the Company from the Members (hereinafter referred to as the "Membership Interest"); and, Members desire to sell and transfer the Membership Interest to Buyer upon the terms and subject to the conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the mutual promises made herein and the benefits to be derived from this Agreement, the parties hereto do hereby represent, warrant, covenant and agree as follows:

1.                  Recital Incorporation. The above recitals are true and correct and are hereinafter incorporated herein this Agreement by reference.

2.                  Purchase. On the terms and subject to the conditions and based upon the representations, warranties, covenants and agreements of the parties hereinafter set forth in this Agreement, Buyer hereby agrees to purchase from the Members and (i) the Company and (ii) the Members hereby agree to sell and deliver to Buyer the Membership Interest. The Company and the Members shall also deliver, or fully and successfully assign all management agreements and all other material agreements (the “Contracts”) to Buyer upon the purchase.

3.                  Purchase Price. The purchase price shall be as set forth on Annex A, attached hereto (the “Purchase Price”), and paid as per Annex A.

4.	Closing.

(a)                The closing hereunder will take place at the offices of the Buyers whose address is 1025 Old Country Road, Suite 421E, Westbury, NY 11590 on or before May 31st, 2023, at 10:45 AM or such other date and time as the parties hereto may mutually agree to in writing. Such closing is hereinafter and hereinbefore sometimes referred to as the "Closing" and such time and date are hereinafter and herein before sometimes referred to as the "Closing Date".

(a)	At the Closing:

(1)               The Members shall deliver to Buyer (i) an assignment of the Membership Interest of the Company and an amended and restated operating agreement of the Company (the “Operating Agreement”), together with such endorsements, assignments and other instruments as, in the opinion of counsel to Buyer, are necessary for the purpose of vesting in Buyer good and valid title to the Membership Interest free and clear of all liens, charges and encumbrances, and (ii) proof of assignment of the Contracts; and

(2)	Buyer shall deliver the Purchase Price to the Members, pro-rata.

5.                  Representations, Covenants, Agreements and Warranties by Members and the Company. The Members and the Company hereby warrant and represent as follows:

(a)                Members and the Company have and will have at the Closing, full, lawful power and authority to enter into and to carry out the terms of this Agreement.

(b)               Neither the execution nor delivery of this Agreement, nor the performance of Members or the Company in consummating the transactions contemplated by this Agreement, will (1) conflict with or result in a violation or breach of, or constitute default under, any term or provision of any agreement or instrument to which Members or the Company is a party or by which Members or the Company is bound, or (2) result in the imposition of any lien, encumbrance, charge or claim upon the Membership Interest; and Members and the Company have full power and authority to carry out all the terms, conditions and provisions of the transactions contemplated by this Agreement without the consent of any other person not a party hereto.

(c)                No consent, approval or authorization of, or designation, declaration or filing, with any governmental authority is required in connection with the execution or delivery of this Agreement by Members or the Company or the consummation by Members or the Company of the transaction contemplated hereby.

(d)               To the best of Members’ knowledge, there are no judgments, liens, actions, suits, proceedings or investigations pending or in process that could materially affect Members' or the Company’s right to enter into and consummate the transactions contemplated by this Agreement.

(e)                Buyer will have legal title to the Membership Interest, free and clear of all liens, claims, pledges or encumbrances of any kind, nature or description arising by, through or under the Members, with full and unrestricted legal power, authority and right to enter into this Agreement and to transfer and deliver the Membership Interest to Buyer pursuant hereto, and upon delivery of the Membership Interest to Buyer at the Closing, Buyer will be the owner of such Membership Interest and receive legal title to such Membership Interest, free and clear of all liens,

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claims, pledges or encumbrances of any kind, nature or description arising by, through or under the Members.

(f)                The Company has full power and authority to operate its business in accordance with the Operating Agreement.

(g)               The Company is a limited liability company duly organized, validly existing and (to the best of Members’ knowledge) in good standing under the laws of the jurisdiction of its organization, and has all requisite power to own, lease and operate its properties and to carry on its business as now being conducted. The Membership Interest constitutes one hundred percent (100%) of the Members’ right, title and interest in and to the Company. Members has not created, and is not aware of, any outstanding options, warrants, other securities, agreements or commitments pursuant to which any person has or may have the rights to acquire any or all of the Membership Interest or any other securities or any evidences of indebtedness of the Company, and to Members’ knowledge there are no existing agreements or arrangements which require or permit any of the Membership Interest to be voted by or at the direction of anyone other than the record owner thereof, except as previously disclosed to the Buyer.

(h)               To the best of Members’ knowledge, no action or proceeding at law or in equity is pending against the Company or any of the Company’s assets before any federal or state court or governmental commission, and no such proceeding is pending in arbitration or by or before any administrative agency wherein an unfavorable judgment, decision, ruling or finding would adversely affect the business, operations, assets, condition, financial or otherwise, of the Company.

(i)                 EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 5, MEMBERS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE MEMBERSHIP INTEREST OR THE BUSINESS, AFFAIRS, FINANCIAL CONDITION, ASSETS, LIABILITIES, MANAGEMENT, RISKS OR OPERATIONS OF THE COMPANY AND ITS BUSINESS. MEMBERS EXPRESSLY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.                  Representations, Covenants, Agreements and Warranties by Buyer. Buyer hereby represents and warrants as follows:

(a)                Buyer has, and will have at the Closing, full lawful power and authority to enter into and to carry out the terms of, and all transactions contemplated by, this Agreement.

(b)               Neither the execution nor delivery of this Agreement, nor the performance by Buyer of the transactions contemplated by this Agreement will (i) conflict with or result in a

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violation or breach of, or constitute a default under, any term or provision of any agreement or instrument to which Buyer is a party, or (ii) result in the imposition of any lien, encumbrance, charge or claim upon any of Buyer's assets (other than the lien created by the Security Agreement), and Buyer has full power and authority to carry out all the terms, conditions and provisions of the transactions contemplated by this Agreement without the consent of any other person not a party hereto.

(c)                No consent, approval or authorization of, or designation, declaration or filing, with any governmental authority is required in connection with the execution or delivery of this Agreement by Buyer or the consummation by Buyer of the transaction contemplated hereby.

(d)               Buyer has not relied on any business representations or warranties of the Members regarding the Company or Buyer’s purchase of the Membership Interest and, together with Buyer’s advisors, Buyer has the requisite knowledge and experience to understand the risks involved in the transactions contemplated by this Agreement. Buyer is thoroughly familiar with the business, affairs, financial condition, assets, liabilities, management, risks and operations of the Company and its business, and except for Members’ warranties set forth in Paragraph 5 of this Agreement, Buyer acknowledges and agrees that Buyer is acquiring the Membership Interest “AS IS”, “WHERE IS” and “WITH ALL FAULTS”.

(e)                The Buyer is acquiring the Membership Interest for Buyer’s own account for investment and not with a view to the distribution or with the present intention of selling, assigning or otherwise transferring any thereof. Buyer understands that the Membership Interest has not been registered under the Securities Act of 1933, as amended, and may not be sold, assigned or otherwise transferred without registration thereunder unless such sale, assignment or transfer does not involve a transaction requiring registration under the Securities Act of 1933, as amended.

7.	Members’ Indemnity.

(a)          Members, hereby agrees to defend, indemnify and hold Buyer (hereinafter referred to as the “Indemnitee”), harmless from and against any damages, liabilities, losses and expenses (including but not limited to reasonable attorneys’ fees) which may be sustained or suffered by the Indemnitee as the result of any action, claim, or proceeding whatsoever arising out of, or based upon, or by reason of Members’ past operation of the Company.

(b)               Indemnitee shall give prompt written notice to Members of each claim for indemnification hereunder specifying the amount and nature of the claim, and of any matter which is likely to give rise to an indemnification claim. Indemnitee has the right to participate at its own expense in the defense of any such matter or its settlement, or the Indemnitee may direct Members to take over the defense of such matter. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of any Indemnitee to collect such claims

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from Members so long as such failure to so notify Members does not materially or adversely affect Members’ ability to defend such claim against a third party. Members, in the defense of any claim or litigation shall not, except with the consent of an Indemnitee, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement by which such Indemnitee is to be bound and which judgment or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee a release from all liability in respect of such claim or litigation.

8.                  Conditions Precedent to Performance By Buyer. The obligation of Buyer hereunder to purchase the Membership Interest pursuant to this Agreement is subject to the satisfaction at or prior to the Closing of all of the following conditions:

(a)                Members and the Company shall have performed and complied with all terms, covenants and conditions required by this Agreement to be performed or complied with at or before the Closing.

(b)               All representations and warranties of Members and the Company contained in this Agreement shall be true and correct at and as of the Closing, with the same force and effect as if such representations and warranties had been made as of the Closing.

9.                  Conditions Precedent to Performance by Members and the Company. The obligation of Members and the Company hereunder to sell the Membership Interest pursuant to this Agreement is subject to the satisfaction, at or prior to the Closing, of all of the following conditions:

(a)                Buyer shall have performed and compiled with all terms, covenants and conditions required by this Agreement to be performed or complied with, at or before the Closing.

(b)               All representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing with the same force and effect as if such representations and warranties had been made as of the Closing.

(c)                All action, proceedings, instruments and documents required or taken in connection with or to carry out the transactions contemplated by this Agreement, and all other legal matters, shall have been satisfactory in form and substance to Members' counsel.

(d)	Buyer shall have delivered the Purchase Price to the Members, pro-rata.

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10.              Brokers. Buyer represents and warrants to Members, and Members represent and warrant to Buyer, that the transactions contemplated by this Agreement have been and shall be carried out by the parties directly with each other and in such a manner as not to give rise to any valid claims against any of the parties for a brokerage commission, finder's fee or other like payment.

11.              Expenses. Buyer and Members will each pay the fee and expenses of their respective counsel and accountants.

12.              Survival. All representations, warranties, covenants and indemnities made by any party to this Agreement in connection with the transactions contemplated hereby, or in any exhibit, schedule, certificate, list or other document delivered pursuant hereto, shall survive the Closing for a period of one (1) year.

13.              Notices. All notice and communications to any party required hereunder shall be in writing and shall be delivered to such party at his, her or its address set forth at the beginning of this Agreement, or to such other address as such party may designate by notice given hereunder. Any notices and communications which are mailed, shall be sent by registered or certified first- class mail, postage prepaid.

14.              Assignment. On or before the Closing Date, no party may assign his, her or its rights, duties or obligations under this Agreement. After the Closing, the terms, provisions, covenants and conditions of this Agreement shall bind and benefit the parties hereto.

15.              Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original instrument, but such counterparts, together, shall constitute a single agreement.

16.              Entire Agreement and Amendments. This Agreement, including the exhibits, schedules and certificates referred to herein which are a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument executed by all of the parties hereto, or their respective heirs, successors, personal representatives and assigns. There are no restrictions, promises, warranties, covenants or undertaking other than those expressly set forth herein.

17.              Governing Law. This Agreement shall be construed under and be governed by the laws of the State of Nevada without regard to principles of conflict of laws. Any action, claim or proceeding brought by any party hereunder shall be commenced exclusively in the courts of Nevada. The parties hereto each hereby irrevocably and unconditionally consent to the exclusive jurisdiction and venue of such courts in any action, claim or proceeding brought under this Agreement.

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18.              Headings. Headings are inserted for convenience and do not form a part of the Agreement.

19.              Company Deposits: Any and all amounts currently on deposit for the benefit of the Company for utility services, insurance, rent etc., are and shall remain the sole property of the Company.

20.                  Severability: In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby and effect shall be given to the intent manifested by the provisions, or portions thereof, held to be enforceable and valid.

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IN WITNESS WHEREOF, Members and Buyer have caused this Agreement to be executed in their respective names, in person or by their authorized officers, as of the day and year first above written.

Members:	Buyer:

Vincent Napolitano	FAVO Capital, Inc.
/s/ Vincent Napolitano
By: Vincent Napolitano, CEO
Shaun Quin	/s/ Vincent Napolitano
/s/ Shaun Quin

Company:

FAVO Group LLC

By: Shaun Quin
/s/ Shaun Quin

Acknowledged by Third Party Investor:

Forfront Capital, LLC

By: Nathaniel Tsang Mang Kin
/s/ Nathaniel Tsang Mang Kin

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ANNEX A – INSTALLMENT SALE

Based on the independent valuation of FAVO Group LLC (Attached – Annex B) the following has been determined.

Purchase Price:

$5,000,000.00 (Five Million Dollars)

Cash Portion:

49% - $2,450,000 (Two Million, Four Hundred and Fifty Thousand Dollars)

Debt Portion: (Installment Sale)

51% - $2,550,000 (Two Million, Five hundred and Fifty Thousand Dollars)

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ANNEX B -

VALUATION

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